Exhibit 99.1

Anne Spitza	Ken Rizvi
Corporate Marketing	Investor Relations
ON Semiconductor	ON Semiconductor
(602) 244-6398	(602) 244-3437
anne.spitza@onsemi.com	ken.rizvi@onsemi.com

ON Semiconductor Reports Fourth Quarter and 2006 Annual Results

For the fourth quarter of 2006, highlights include:

•	Repurchase of approximately 40 million shares or 12 percent of the company’s then outstanding shares of common stock

•	Record product gross margin of 42.1 percent

•	Record quarterly net income of $87.4 million

•	Record earnings per fully diluted share of $0.27

For 2006, highlights include:

•	22 percent increase in revenues to $1.532 billion

•	Record gross margin of 38.5 percent, an increase of approximately 530 basis points versus 2005

•	Record net income of $272.1 million

•	Record earnings per fully diluted share of $0.80

•	Lowest net interest expense in the company’s history of $40.0 million, a $16 million or 29 percent reduction from 2005.

PHOENIX, Ariz. – Feb. 1, 2007 – ON Semiconductor Corporation (NASDAQ: ONNN) today announced that total revenues in the fourth quarter of 2006 were $401.6 million, an expected decrease of approximately 5 percent from the third quarter of 2006. Total revenues during the fourth quarter included approximately $364.5 million of product revenues and approximately $37.1 million of manufacturing services revenues. During the fourth quarter of 2006, the company reported net income of $87.4 million, or $0.27 per share on a fully diluted basis, which included a $10.2 million benefit, or $0.03 per fully diluted share, in restructuring, asset impairments and other. The $10.2 million restructuring, asset impairments and other benefit for the fourth quarter of 2006 was primarily related to a favorable insurance settlement and gains on idle real property sales. Fourth quarter 2006 results include approximately $3.0 million associated with stock based compensation expense due to our adoption of FAS 123(R) Share Based Payment. During the third quarter of 2006, the company reported net income of $76.8 million, or $0.23 per share on a fully diluted basis. Third quarter 2006 results included approximately $2.9 million associated with stock based compensation expense.

On a mix-adjusted basis, average selling prices in the fourth quarter of 2006 were down approximately two percent from the third quarter of 2006. The company’s gross margin in the fourth quarter was 39.3 percent,

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ON Semiconductor Reports Fourth Quarter and 2006 Annual Results

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an increase of approximately 120 basis points as compared to the third quarter of 2006, primarily due to less obsolescence from conversion to lead-free parts, improved product mix and higher than expected capacity utilization. Gross margins for product revenue were 42.1 percent during the fourth quarter of 2006 compared to 40.0 percent during the third quarter of 2006.

EBITDA for the fourth quarter of 2006 was $114.4 million which included an approximately $10.2 million benefit from restructuring, asset impairments and other. EBITDA for the third quarter of 2006 was $106.3 million. A reconciliation of this non-GAAP financial measure to the company’s net income and net cash provided by operating activities prepared in accordance with U.S. GAAP is set forth in the attached schedule.

Total revenues for 2006 were $1.532 billion, an increase of 22 percent from $1.261 billion in 2005. During 2006, the company reported net income of $272.1 million that included a restructuring, asset impairment and other benefit of $6.9 million. During 2005, the company reported net income of $100.6 million that included $3.3 million in restructuring, asset impairments and other charges. The company’s gross margin increased by approximately 530 basis points to 38.5 percent in 2006 from 33.2 percent in 2005.

“2006 was another strong year for the company,” said Keith Jackson, ON Semiconductor president and CEO. “For the year, we achieved the highest gross margin, net income and earnings per fully diluted share in the company’s history and enter 2007 in a position to continue our strong financial performance.” During the last quarter of 2006, we successfully executed a series of financial transactions enabling the company to reduce the overall cost of its debt and repurchase approximately 12 percent of the company’s then outstanding shares of common stock. As we enter 2007, we are excited about our financial prospects for the year which should be fueled by our new product pipeline and ongoing design wins in the Computing, Digital Consumer, Automotive and Power Regulation markets.”

FIRST QUARTER 2007 OUTLOOK

“While our underlying business activity remains relatively flat in the first quarter of 2007 compared to the fourth quarter of 2006, we have 4 less days during the first quarter as compared to the fourth quarter which is the primary reason for our expected revenue decline. Based upon product booking trends, backlog levels, anticipated manufacturing services revenue and estimated turns levels, we anticipate that total revenues will be approximately $368 to $378 million in the first quarter of 2007,” Jackson said. “We also anticipate that approximately $25 million of our total revenues will come from manufacturing services revenue. While backlog levels at the beginning of the first quarter of 2007 were down slightly from backlog levels at the beginning of the fourth quarter of 2006, they still represent over 90 percent of our anticipated first quarter 2007 revenues. We expect that average selling prices for the first quarter of 2007 will be down approximately two percent sequentially. We expect our product gross margin to be approximately 39 percent and expect our manufacturing services gross margin to be approximately break-even in the first quarter of 2007. We currently expect our stock based compensation in accordance with FAS No. 123 (R) to be approximately $3 to $4 million in the first quarter of 2007. We anticipate our new design wins and continued account penetration will enable us to grow our product business faster than the end-markets we serve. While

ON Semiconductor Reports Fourth Quarter and 2006 Annual Results

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we currently expect to see some mild seasonality in our business in the first quarter of 2007, we anticipate a strong second half of 2007, with second half product revenues growing by at least 10 percent compared to the first half of 2007.”

TELECONFERENCE

ON Semiconductor will hold a conference call for the financial community at 8:00 a.m. Eastern time (ET) today to discuss the fourth quarter and 2006 annual results. The company will provide a real-time audio broadcast of the teleconference on the Investor Relations page of its website at http://www.onsemi.com. The webcast will be available for approximately 30 days following the conference call.

About ON Semiconductor

With its global logistics network and strong portfolio of power semiconductor devices, ON Semiconductor (Nasdaq: ONNN) is a preferred supplier of power solutions to engineers, purchasing professionals, distributors and contract manufacturers in the computer, cell phone, portable devices, automotive and industrial markets. For more information, please visit ON Semiconductor’s website at http://www.onsemi.com.

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ON Semiconductor and the ON Semiconductor logo are registered trademarks of Semiconductor Components Industries, LLC. All other brand and product names appearing in this document are registered trademarks or trademarks of their respective holders. Although the company references its website in this news release, information on the website is not to be incorporated herein.

This news release includes “forward-looking statements” as that term is defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements other than statements of historical fact are statements that could be deemed forward-looking statements and are often characterized by the use of words such as “believes,” “expects,” “estimates,” “projects,” “may,” “will,” “intends,” “plans,” or “anticipates,” or by discussions of strategy, plans or intentions. In this news release, forward-looking information relates to the first quarter of 2007 and its bookings trends, backlog levels, estimated turns levels, anticipated revenues, gross margins and average selling prices, stock based compensation expense, 2007 revenue expectations and similar matters. All forward-looking statements in this news release are based on management’s current expectations and estimates, and involve risks, uncertainties and other factors that could cause results to differ materially from those expressed in forward-looking statements. Among these factors are revenues and operating performance, changes in overall economic conditions, the cyclical nature of the semiconductor industry, changes in demand for our products, changes in inventories at our customers and distributors, technological and product development risks, availability of raw materials, competitors’ actions, pricing and gross margin pressures, loss of key customers, order cancellations or reduced bookings, changes in manufacturing yields, control of costs and expenses, significant litigation, risks associated with acquisitions and dispositions, risks associated with our substantial leverage and restrictive covenants in our debt agreements, risks associated with our international operations, the threat or occurrence of international armed conflict and terrorist activities both in the United States and internationally, risks and costs associated with increased and new regulation of corporate governance and disclosure standards (including pursuant to Section 404 of the Sarbanes-Oxley Act of 2002), and risks involving environmental or other governmental regulation. Additional factors that could affect the company’s future operating results are in “Item 1A Risk Factors” of our Form 10-K for the year ended December 31, 2005 and other factors are described from time to time in our SEC filings. Readers are cautioned not to place undue reliance on forward-looking statements. We assume no obligation to update such information.

ON Semiconductor Reports Fourth Quarter and 2006 Annual Results

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ON SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENT OF OPERATIONS

(in millions, except per share data)

	Quarter Ended			Year Ended
	December 31, 2006	September 29, 2006	December 31, 2005	December 31, 2006	December 31, 2005
Product revenues	$364.5	$372.2	$340.3	$1,431.2	$1,256.4
Manufacturing services revenues	37.1	48.7	1.5	100.6	4.2

Net revenues	401.6	420.9	341.8	1,531.8	1,260.6

Cost of product revenues	211.0	223.2	221.1	861.1	839.9
Cost of manufacturing services revenues	32.9	37.3	1.0	81.7	2.2

Cost of revenues	243.9	260.5	222.1	942.8	842.1

Gross profit	157.7	160.4	119.7	589.0	418.5

Operating expenses:
Research and development	26.5	25.9	23.7	101.2	93.7
Selling and marketing	24.1	23.2	21.1	91.0	79.3
General and administrative	22.1	23.1	18.9	86.7	74.6
Restructuring, asset impairments and other, net	(10.2)	—	(0.8)	(6.9)	3.3

Total operating expenses	62.5	72.2	62.9	272.0	250.9

Operating income	95.2	88.2	56.8	317.0	167.6

Other income (expenses), net:
Interest expense	(11.9)	(13.8)	(15.4)	(51.8)	(61.5)
Interest income	3.4	3.6	1.7	11.8	5.5
Other	0.4	(0.7)	(0.6)	0.5	(3.0)
Loss on debt prepayment	(1.3)	—	—	(1.3)	—

Other income (expenses), net	(9.4)	(10.9)	(14.3)	(40.8)	(59.0)

Income before income taxes, minority interests and cumulative effect of accounting change	85.8	77.3	42.5	276.2	108.6
Income tax benefit (provision)	2.9	—	4.8	(0.9)	(1.5)
Minority interests	(1.3)	(0.5)	(0.6)	(3.2)	(3.6)

Income before cumulative effect of accounting change	87.4	76.8	46.7	272.1	103.5
Cumulative effect of accounting change, net of income taxes (1)	—	—	(2.9)	—	(2.9)

Net income	87.4	76.8	43.8	272.1	100.6
Less: Accretion to redemption value of convertible redeemable preferred stock	—	—	0.7	—	1.0
Less: Convertible redeemable preferred stock dividends	—	—	(1.3)	—	(9.2)
Less: Dividend from inducement shares issued upon conversion of convertible redeemable preferred stock	—	—	(20.4)	—	(20.4)
Less: Allocation of undistributed earnings to preferred shareholders	—	—	(1.6)	—	(9.7)

Net income applicable to common stock	$87.4	$76.8	$21.2	$272.1	$62.3

Income per common share:
Basic:
Net income applicable to common stock before cumulative effect of accounting change	$0.27	$0.24	$0.08	$0.85	$0.25
Cumulative effect of accounting change	—	—	(0.01)	—	(0.01)

Net income applicable to common stock	$0.27	$0.24	$0.07	$0.85	$0.24

Diluted: (2)
Net income applicable to common stock before cumulative effect of accounting change	$0.27	$0.23	$0.08	$0.80	$0.22
Cumulative effect of accounting change	—	—	(0.01)	—	(0.01)

Net income applicable to common stock	$0.27	$0.23	$0.07	$0.80	$0.21

Weighted average common shares outstanding:
Basic	319.8	324.9	286.6	319.8	263.3

Diluted: (2)	327.1	336.6	320.7	342.1	296.8

(1)	The cumulative effect of accounting change for the quarter and year ended December 31, 2005 resulted from our adoption of FASB Interpretation No. 47 “Accounting for Conditional Asset Retirement Obligations—An Interpretation of FASB Statement No. 143.”
(2)	Pursuant to the adoption of EITF 04-8, the diluted weighted average common shares outstanding includes 5.8 million shares for the quarter ended September 29, 2006, 14.7 million shares for the year ended December 31, 2006, and 26.5 million shares for the quarter and year ended December 31, 2005 from the assumed conversion of our zero coupon convertible notes.

ON Semiconductor Reports Fourth Quarter and 2006 Annual Results

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ON SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

UNAUDITED CONSOLIDATED BALANCE SHEET

(in millions)

	December 31, 2006	September 30, 2006	December 31, 2005
Assets
Cash and cash equivalents	$268.8	$233.4	$233.3
Short-term investments	—	35.8	—
Receivables, net	177.9	194.9	160.2
Inventories, net	212.7	205.8	169.5
Other current assets	34.3	41.5	29.9
Deferred income taxes	7.1	11.7	7.4

Total current assets	700.8	723.1	600.3
Property, plant and equipment, net	578.1	567.1	438.5
Goodwill	80.7	80.7	77.3
Intangible assets, net	10.4	11.2	—
Other assets	46.5	34.6	32.4

Total assets	$1,416.5	$1,416.7	$1,148.5

Liabilities, Minority Interests and Stockholders’ Deficit
Accounts payable	$165.7	$134.6	$137.3
Accrued expenses	113.4	101.6	83.9
Income taxes payable	3.2	6.4	5.5
Accrued interest	1.3	1.4	0.6
Deferred income on sales to distributors	123.2	128.6	97.1
Current portion of long-term debt	27.9	34.7	73.9

Total current liabilities	434.7	407.3	398.3
Long-term debt	1,148.1	972.0	993.1
Other long-term liabilities	34.1	32.6	31.4
Deferred income taxes	4.2	5.6	1.2

Total liabilities	1,621.1	1,417.5	1,424.0

Minority interests in consolidated subsidiaries	20.8	19.5	24.8

Common stock	3.3	3.2	3.1
Additional paid-in capital	1,356.4	1,347.1	1,252.7
Treasury stock	(300.0)	—	—
Accumulated other comprehensive income (loss)	(0.4)	1.5	0.7
Accumulated deficit	(1,284.7)	(1,372.1)	(1,556.8)

Total stockholders’ deficit	(225.4)	(20.3)	(300.3)

Total liabilities, minority interests and stockholders’ deficit	$1,416.5	$1,416.7	$1,148.5

ON Semiconductor Reports Fourth Quarter and 2006 Annual Results

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ON SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

UNAUDITED RECONCILIATION OF NET INCOME TO EBITDA* AND

CASH PROVIDED BY OPERATING ACTIVITIES

(in millions)

	Quarter Ended			Year Ended
	December 31, 2006	September 30, 2006	December 31, 2005	December 31, 2006	December 31, 2005
Net income	$87.4	$76.8	$43.8	$272.1	$100.6
Plus:
Depreciation and amortization	21.4	19.3	24.1	81.4	99.0
Interest expense	11.9	13.8	15.4	51.8	61.5
Interest income	(3.4)	(3.6)	(1.7)	(11.8)	(5.5)
Income tax (benefit) provision	(2.9)	—	(4.8)	0.9	1.5

EBITDA*	114.4	106.3	76.8	394.4	257.1
Increase (decrease):
Interest expense	(11.9)	(13.8)	(15.4)	(51.8)	(61.5)
Interest income	3.4	3.6	1.7	11.8	5.5
Income tax benefit (provision)	2.9	—	4.8	(0.9)	(1.5)
Loss (gain) on sale or disposal of fixed assets	(6.1)	0.5	0.7	(5.8)	0.8
Non-cash portion of loss on debt prepayment	1.3	—	—	1.3	—
Amortization of debt issuance costs and debt discount	0.8	0.7	0.4	2.8	1.7
Provision for excess inventories	2.5	7.1	4.3	18.7	13.2
Cumulative effect of accounting change	—	—	3.2	—	3.2
Non-cash impairment write-down of property, plant and equipment	—	—	—	4.7	—
Non-cash interest on junior subordinated note payable	—	—	(2.6)	—	9.1
Deferred income taxes	3.2	0.4	(3.1)	3.5	(5.7)
Non-cash stock compensation expense	3.0	2.9	—	10.2	—
Other	3.3	0.2	1.8	3.3	5.1
Changes in operating assets and liabilities	18.6	(18.4)	(26.4)	(35.6)	(33.9)

Net cash provided by operating activities	$135.4	$89.5	$46.2	$356.6	$193.1

*	EBITDA represents net income before interest expense, interest income, provision for income taxes, depreciation and amortization expense. While EBITDA is not intended to represent cash flow from operations as defined by generally accepted accounting principles and should not be considered as an indicator of operating performance or an alternative to cash flow as a measure of liquidity, we believe this measure is useful to investors to assess our ability to meet our future debt service, capital expenditure and working capital requirements. This calculation may differ in method of calculation from similarly titled measures used by other companies. The table above sets forth our EBITDA with a reconciliation to net cash provided by operating activities, the most directly comparable financial measure under generally accepted accounting principles.